SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008 (September 22, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     REGULATION FD DISCLOSURE.

MBIA Inc. (“MBIA” or the “Company”) issued a press release on September 22, 2008. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01     OTHER EVENTS.

The following information is being filed pursuant to Item 8.01 – Other Events of Form 8-K.

On September 22, 2008, MBIA issued a press release confirming its previous announcement that as a result of a portfolio rebalancing within its Asset/Liability Management (“ALM”) portfolio undertaken during the second and third quarters, MBIA has sufficient cash and government securities in its ALM portfolio to fund potential termination payments under its insured Guaranteed Investment Contracts (“GICs”) in the event of any ratings downgrade of MBIA Insurance Corporation (“MBIA Corp.”) by Moody's Investors Service or Standard & Poor's Ratings Services.

MBIA currently has $18.1 billion in outstanding liabilities related to its ALM business, of which $11.2 billion are GICs. Up to $7.9 billion of the GIC portfolio can be terminated if MBIA Corp. is downgraded to Baa1 or below or BBB+ or below. The remaining $10.2 billion in ALM liabilities consists of medium-term notes (“MTNs”) issued by MBIA Global Funding, LLC, term repurchase agreements and GICs that are not subject to further collateralization or termination provisions upon a downgrade.

MBIA would currently need up to $3.4 billion in cash to fund potential termination payments under the GICs resulting from a downgrade to A3 by Moody's or A- by S&P and up to an additional $4.5 billion in cash for potential termination payments resulting from a downgrade to Baa1 or below or BBB+ or below, for a cumulative total of $7.9 billion. These amounts are lower than previously reported at the end of the second quarter due to amortization of the outstanding GICs. Currently, MBIA has approximately $8.1 billion in cash and government securities in its ALM portfolio to satisfy these requirements.  No additional collateral is required to be posted by a downgrade below MBIA's current ratings. All payments due on remaining liabilities related to the ALM business that are not subject to termination upon a downgrade are expected to be covered by available assets and other liquidity sources.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. MBIA cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements: the possibility that we will experience severe losses due to the continued deterioration in the performance of residential mortgage-backed securities and collateralized debt obligations; fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in the Company’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

99.1                     Press Release issued by MBIA Inc. dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date:	September 23, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated September 23, 2008

Exhibit 99.1                  Press Release issued by MBIA Inc. dated September 22, 2008.